News Release

Sharps Compliance Corp., 9220 Kirby Drive, Suite 500, Houston, TX 77054

IMMEDIATE RELEASE

SHARPS COMPLIANCE CORP. ANNOUNCES APPOINTMENT OF AL ALADWANI AS
ITS SENIOR VICE PRESIDENT OF OPERATIONS

HOUSTON, March 24 /PRNewswire-FirstCall/ -- Sharps Compliance Corp.

(OTC Bulletin Board: SCOM) ("Sharps" or the "Company"), leading providers of cost-effective disposal solutions for small quantity generators of medical waste, announced today the appointment of Al Aladwani to the position of Senior Vice President of Operations. Mr. Aladwani joins Sharps effective immediately from Generic Medical Devices ("GMD"), a developer and manufacturer of medical devices, where he served as Vice President of Operations.

Dr. Burton J. Kunik, the Company's Chairman, Chief Executive Officer and President commented, "Al is joining Sharps at a time when we are rapidly building our operational infrastructure in order to facilitate the Company's significant expected growth. The number and size of the opportunities that we are pursuing requires us to measurably expand our physical footprint, and create a larger and leaner workflow for our products. We are very excited to have a professional with Al's capabilities and operations experience on the Sharps Compliance team."

Prior to GMD, Mr. Aladwani served in various operational roles with Cyberonics, Inc., Creos Medical and Ohmeda Medical. Mr. Aladwani has extensive medical device, FDA and ISO experience as well as lean manufacturing certification from Purdue University. Mr. Aladwani graduated in 1978 with a BA in Business Administration from Kuwait University.

Sharps targets many markets including pharmaceutical manufacturing, retail pharmacy, hospitality and home healthcare as well as cities and municipalities for its mail back disposal system for small quantity generators of sharps waste such as syringes.

About Sharps Compliance Corp.

Headquartered in Houston, Texas, Sharps Compliance is a leading provider of cost-effective disposal solutions for small quantity generators of medical waste. The Company's flagship product, the Sharps Disposal by Mail System(R), is a cost-effective and easy-to-use solution to dispose of medical waste such as hypodermic needles, lancets and any other medical device or objects used to puncture or lacerate the skin (referred to as "sharps"). The Company also offers a number of products specifically designed for the home healthcare market. Sharps Compliance focuses on targeted growth markets such as the pharmaceutical, retail, commercial, and hospitality markets, as well as serving a variety of additional markets. Sharps is a leading proponent and participant in the development of public awareness and solutions for the safe disposal of needles, syringes and other sharps in the community setting.

As a fully integrated manufacturer providing customer solutions and services, Sharps Compliance's solid business model, with strong margins and significant operating leverage, and early penetration into emerging markets, uniquely positions the company for strong future growth.

More information on Sharps Compliance can be found on its website at: http://www.sharpsinc.com.

SHARPS COMPLIANCE CORP. ANNOUNCES NEW SENIOR VICE PRESIDENT OF SALES AND MARKETING
December 26, 2007

Safe Harbor Statement

The information made available in this press release contains certain forward-looking statements which reflect Sharps Compliance Corp.'s current view of future events and financial performance. Wherever used, the words "estimate", "expect", "plan", "anticipate", "believe", "may" and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company's future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, the company's ability to educate its customers, development of public awareness programs to educate the identified consumer, managing regulatory compliance and/or other factors that may be described in the company's annual report on Form 10-KSB, quarterly reports on Form 10-QSB and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results express or implied therein will not be realized.

For more information contact:	- OR -

David P. Tusa Executive Vice President, Chief Financial Officer & Business Development	Tammy Poblete Kei Advisors LLC Investor Relations

Phone: (713) 660-3514 dtusa@sharpsinc.com	Phone: (716) 843-3853 Email: tpoblete@keiadvisors.com

SOURCE Sharps Compliance Corp.
-0- 03/24/2008
/CONTACT: David P. Tusa, Executive Vice President, Chief Financial Officer & Business Development of Sharps Compliance Corp., +1-713-660-3514, dtusa@sharpsinc.com; or Tammy Poblete of Kei Advisors LLC Investor Relations, +1-716-843-3853, tpoblete@keiadvisors.com, for Sharps Compliance Corp./